Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-253933) on Form S-3 and related Prospectuses of Kopin Corporation of our report dated March 5, 2021, relating to the consolidated financial statements of Kopin Corporation and its subsidiaries, appearing in the Annual Report on Form 10-K of Kopin Corporation for the year ended December 26, 2020.

We also consent to the reference to our firm under the headings “Experts” in such Prospectuses.

/s/ RSM US LLP

Stamford, Connecticut

March 9, 2022

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